EXHIBIT 99.2

Signature Group Holdings, Inc.
Introduction to Unaudited Pro Forma Consolidated Financial Information

On July 29, 2011 (the “Effective Date”), Signature Group Holdings, Inc. (“Signature” or the “Company”) entered into a Stock Purchase Agreement by and among the Company, North American Breaker Co., Inc. (“NABCO”) and the shareholders of NABCO, pursuant to which the Company acquired NABCO (the “Acquisition”), which operates as a wholly owned subsidiary of the Company.

The following unaudited pro forma consolidated financial statements have been prepared to give effect to the Acquisition, adjusted for the impact of acquisition related items.  The unaudited pro forma consolidated balance sheets as of June 30, 2011 are derived from the unaudited historical financial statements of Signature and NABCO as of June 30, 2011 as if the Acquisition occurred on June 30, 2011.  The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2011 and year ended December 31, 2010 gives effect to the Acquisition as if it occurred on January 1, 2010.  The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2011 are derived from the unaudited historical financial statements of Signature and NABCO.  The unaudited pro forma consolidated statements of operations for the year ended December 31, 2010 is derived from the audited historical financial statements of Signature included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and from the audited historical financial statements of NABCO for the year ended December 31, 2010.

The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable as of the date of this filing. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that would have been achieved if the Acquisition had been consummated on the dates indicated. The unaudited pro forma consolidated statements of operations do not reflect any adjustments for non-recurring items. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial information have been made.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2011, which have been filed with the Securities and Exchange Commission ("SEC") as well as the audited historical financial statements of NABCO for the year ended December 31, 2010 and 2009 and the unaudited historical financial statements of NABCO as of and for the six months ended June 30, 2011 and 2010, which are attached as Exhibit 99.1 to the Company’s Amendment No. 1, dated October 12, 2011, to the Current Report on Form 8-K, dated August 1, 2011.  The Company’s historical financial statements for the six months ended June 30, 2011 are unaudited, and the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2011 has not yet been filed with the SEC.

Signature Group Holdings, Inc.
Unaudited Pro Forma Consolidated Balance Sheets
June 30, 2011

(Dollars in thousands)	Signature Group Holdings, Inc.	North American Breaker Co., Inc.	Pro Forma Adjustments	Intercompany Eliminations	Notes	Consolidated
ASSETS
Cash and cash equivalents	$61,856	$28	$(23,413)	$-	a	$38,471
Investment securities, available for sale	2,269	-	-	-		2,269
Loans receivable, net	6,150	-	-	-		6,150
Trade and other receivables, net	646	4,456	-	-		5,102
Inventories	1,204	6,394	215	-	b	7,813
Income taxes receivable	849	-	-	-		849
Premises, held for sale	2,371	-	-	-		2,371
Intangible assets, net	1,121	-	8,150	-	c	9,271
Goodwill	-	-	18,697	-	g	18,697
Other assets	791	348	25,931	(25,250)	d	1,820
Assets of discontinued operations	47,740	-	-	-		47,740
TOTAL ASSETS	$124,997	$11,226	$29,580	$(25,250)		$140,553

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Lines of credit	$335	$-	$-	$-		$335
Accrued expenses and other liabilities	3,195	1,871	3,578	-	e	8,644
Notes payable	39,000	-	5,000	-	f	44,000
Common stock warrant liability	5,027	-	-	-		5,027
Deferred income taxes	-	-	-	-	h	-
Liabilities of discontinued operations	13,884	-	-	-		13,884
TOTAL LIABILITIES	61,441	1,871	8,578	-		71,890

Shareholders' equity:
Preferred stock	-	-	-	-		-
Common stock	1,121	10	30	(10)	i	1,151
Additional paid-in capital	444,315	424	17,702	(16,319)	i	446,122
Retained earnings (accumulated deficit)	(381,989)	8,921	3,270	(8,921)	h, j	(378,719)
Accumulated other comprehensive income	59	-	-	-		59
TOTAL SHAREHOLDERS' EQUITY - SIGNATURE GROUP HOLDINGS, INC.	63,506	9,355	21,002	(25,250)		68,613
Noncontrolling interest	50	-	-	-		50
TOTAL SHAREHOLDERS' EQUITY	63,556	9,355	21,002	(25,250)		68,663
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$124,997	$11,226	$29,580	$(25,250)		$140,553

Signature Group Holdings, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
Year ended December 31, 2010

(Dollars in thousands, except per share amounts)	Signature Group Holdings, Inc.	North American Breaker Co., Inc.	Pro Forma Adjustments	Intercompany Eliminations	Notes	Consolidated
Revenues:
Net sales	$-	$26,279	$-	$-		$26,279
Interest income	353	-	-	-		353
Total revenues	353	26,279	-	-		26,632

Expenses:
Cost of goods sold	-	16,271	215	-	k	16,486
Selling, general and administrative expenses	4,210	1,910	(6)	-	l	6,114
Interest expense	4,056	99	296	-	m	4,452
Amortization of intangibles	-	-	2,807	-	n	2,807
Compensation	2,008	3,040	-	-		5,048
Professional fees	3,134	87	-	-		3,221
Total expenses	13,409	21,407	3,312	-		38,128

Other income (expense):
Change in fair value of common stock warrant liability	(509)	-	-	-		(509)
Other income	-	2	-	-		2
Total other income (expense)	(509)	2	-	-		(507)

Income (loss) from continuing operations before reorganization items and income taxes	(13,564)	4,874	(3,312)	-		(12,003)
Reorganization items, net	11,868	-	-	-		11,868
Income (loss) from continuing operations before income taxes	(25,432)	4,874	(3,312)	-		(23,871)

Income tax (benefit) expense	-	80	(3,256)	-	o	(3,176)
Income (loss) from continuing operations	(25,432)	4,794	(56)	-		(20,694)
Loss from discontinued operations, net of income taxes	(14,052)	-	-	-		(14,052)
Net income (loss)	$(39,484)	$4,794	$(56)	$-		$(34,746)

LOSS PER SHARE:
Basic and diluted:
Loss from continuing operations	$(0.26)					$(0.21)
Loss from discontinued operations, net of income taxes	(0.15)					(0.14)
Net loss	$(0.41)					$(0.35)

Signature Group Holdings, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
Six months ended June 30, 2011

(Dollars in thousands, except per share amounts)	Signature Group Holdings, Inc.	North American Breaker Co., Inc.	Pro Forma Adjustments	Intercompany Eliminations	Notes	Consolidated
Revenues:
Net sales	$840	$14,842	$-	$-		$15,682
Interest income	429	-	-	-		429
Total revenues	1,269	14,842	-	-		16,111

Expenses:
Cost of goods sold	675	8,981	-	-		9,656
Selling, general and administrative expenses	2,454	967	(3)	-	l	3,418
Interest expense	1,794	13	131	-	m	1,938
Amortization of intangibles	104	-	1,114	-	n	1,218
Compensation	1,390	983	-	-		2,373
Professional fees	2,537	142	-	-		2,679
Total expenses	8,954	11,086	1,242	-		21,282

Other income (expense):
Change in fair value of common stock warrant liability	674	-	-	-		674
Other income	-	1	-	-		1
Gain on acquisition	281	-	-	-		281
Total other income (expense)	955	1	-	-		956

Income (loss) from continuing operations before reorganization items and income taxes	(6,730)	3,757	(1,242)	-		(4,215)
Reorganization items, net	1,325	-	-	-		1,325
Income (loss) from continuing operations before income taxes	(8,055)	3,757	(1,242)	-		(5,540)

Income tax (benefit) expense	(117)	61	90	-	o	34
Income (loss) from continuing operations	(7,938)	3,696	(1,332)	-		(5,574)
Loss from discontinued operations, net of income taxes	(2,560)	-	-	-		(2,560)
Net income (loss)	(10,498)	3,696	(1,332)	-		(8,134)

Loss attributable to noncontrolling interest	(50)	-	-	-		(50)
Net income (loss) attributable to Signature Group Holdings, Inc.	$(10,448)	$3,696	$(1,332)	$-		$(8,084)

LOSS PER SHARE:
Basic and diluted:
Loss from continuing operations	$(0.07)					$(0.05)
Loss from discontinued operations, net of income taxes	(0.03)					(0.02)
Net loss attributable to Signature Group Holdings, Inc.	$(0.10)					$(0.07)

Signature Group Holdings, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1. Basis of Presentation

The unaudited pro forma consolidated financial statements have been prepared by Signature pursuant to the rules and regulations of the SEC for inclusion in Signature’s amended Form 8-K prepared and filed in connection with the acquisition of NABCO.

Certain information and certain disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The information concerning Signature has been derived from the audited historical financial statements of Signature for the year ended December 31, 2010 and the unaudited historical consolidated financial statements of Signature for the six months ended June 30, 2011.  The historical financial statements of Signature for the six months ended June 30, 2011 have not yet been filed with the SEC and are subject to change. The information concerning NABCO has been derived from the audited historical financial statements of NABCO for the year ended December 31, 2010 and the unaudited historical financial statements of NABCO for the six months ended June 30, 2011.

The unaudited pro forma consolidated financial statements are provided for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Note 2. Purchase Price Allocation

On July 29, 2011, Signature completed its acquisition of NABCO, a circuit breaker distributor targeting the replacement market with a nationwide customer base.  The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed acquisition of NABCO.  The estimated purchase price of $33.7 million was allocated to NABCO’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of July 29, 2011, the effective date of the Acquisition.  The excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed was recorded as goodwill. Subsequent changes, if any, to the estimated fair values of the net assets acquired and liabilities assumed within a reasonable period of time (generally one year from the date of acquisition), will change the amount of goodwill.   The estimated purchase price consists of the following (dollars in thousands):

Cash consideration	$23,413
Signature Group Holdings, Inc. common stock	1,837
Promissory notes	5,000
Contingent consideration	3,478
Total estimated purchase price	$33,728

The estimated purchase price is allocated as follows (dollars in thousands):

Cash	$165
Trade receivables	5,119
Inventory	6,800
Other assets	1,012
Intangible assets	8,150
21,246
Less:
Non-interest bearing liabilities	3,149
Intangible liabilities	100
Deferred income tax liability	3,270
6,519
Total estimated fair value of net assets acquired	14,727
Goodwill	19,001
Total estimated purchase price	$33,728

Note 3. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheets

Adjustments to the unaudited pro forma consolidated balance sheets as of June 30, 2011 reflect the Acquisition and the preliminary purchase price allocation for the assets acquired and liabilities assumed as if the Acquisition occurred on June 30, 2011. The preliminary purchase price allocation is based on quoted market prices, to the extent available, and estimates by management, and is subject to final closing adjustments.

The unaudited pro forma consolidated balances sheets have been adjusted as follows to record:

a)	cash consideration paid to the Selling Shareholders of NABCO of $23.4 million.

b)	the estimated fair value of inventory acquired exceeded its carrying value by $0.2 million.

c)	the estimated fair value of NABCO’s trade name and customer relationships of approximately $8.2 million, which was determined using discounted cash flow projections.

d)	the estimated fair value of other assets acquired exceeded its carrying value by $0.7 million and Signature’s investment in NABCO of $25.3 million.

e)	the estimated fair value of the contingent consideration of $3.5 million and an unfavorable leasehold of $0.1 million.

f)	the estimated fair value of notes payable issued by NABCO to the Selling Shareholders of $5.0 million.

g)	goodwill of $18.7 million.

h)
the deferred tax liability of NABCO representing temporary differences related to the book basis and tax basis of the acquired identifiable assets and assumed liabilities of $3.3 million and the release of $3.3 million of deferred tax asset valuation allowance at Signature.

i)
the estimated fair value of Signature common stock issued to the Selling Shareholders of $1.8 million and the $16.3 million increase in additional paid-in capital as a result of Signature’s investment in NABCO.

j)	the income tax benefit at Signature as a result of the release of $3.3 million of deferred tax asset valuation allowance.

Note 4. Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

Adjustments to the unaudited pro forma consolidated statements of operations for the year ended December 31, 2010 and the six months ended June 30, 2011 assume the Acquisition was consummated on January 1, 2010.

The unaudited pro forma consolidated statements of operations have been adjusted as follows to record:

k)
the amortization of the fair value adjustment to inventory. Management estimated that the inventory adjusted to fair value at the acquisition date will have been sold within one year of the acquisition date.  For the year ended December 31, 2010 and the six months ended June 30, 2011, the amortization was $0.2 million and zero, respectively.

l)
the reduction in depreciation expense related to the fair value adjustment of fixed assets at the acquisition date. Management assumed straight-line depreciation over a three year period. For the year ended December 31, 2010 and the six months ended June 30, 2011, the depreciation adjustment was $6 thousand and $3 thousand, respectively.

m)
the interest expense on the notes payable to the Selling Shareholders.  Management assumed the scheduled principal payments were made as scheduled and interest was computed using a 6.0% interest rate. For the year ended December 31, 2010 and the six months ended June 30, 2011, the interest expense adjustment for the notes payable to the Selling Shareholders was $0.3 million and $0.1 million, respectively.

n)
the amortization of the intangible assets.  Management assumed the intangible assets would be amortized over periods ranging from 3 to 7.5 years. For the year ended December 31, 2010 and the six months ended June 30, 2011, the intangible amortization adjustment was $2.8 million and $1.1 million, respectively.

o)
the income tax effect of the pro forma adjustments. For the year ended December 31, 2010 and the six months ended June 30, 2011, the income tax expense (benefit) adjustment was $(3.3) million and $0.1 million, respectively. See Note 3 j.